SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


   Date of Report (Date of Earliest Event Reported):  May 20, 1998 (5/19/98)


                     E. I. du Pont de Nemours and Company
            (Exact Name of Registrant as Specified in Its Charter)


            Delaware                   1-815              51-0014090
    (State or Other Jurisdiction     (Commission       (I.R.S Employer
         of Incorporation)           File Number)     Identification No.)


                              1007 Market Street
                          Wilmington, Delaware  19898
                   (Address of principal executive offices)


      Registrant's telephone number, including area code:  (302) 774-1000














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Item 5.  Other Events
         ------------

        In connection with Debt and/or Equity Securities that may be offered on a delayed or continuous basis under Registration Statements on Form S-3 (No. 33-53327, No. 33-61339 and No. 33-60069), we hereby file the following press release.


                                        Contact:  Susan Gaffney
                                                  (302) 774-2698



 DUPONT TO BUY MERCK'S INTEREST IN PHARMACEUTICAL JOINT VENTURE
 --------------------------------------------------------------


        Wilmington, Del., May 19 -- DuPont today announced that it has agreed to acquire Merck & Co.'s interest in their 50/50 joint venture, The DuPont Merck Pharmaceutical Company, for
$2.6 billion.
        DuPont Merck, which was formed in 1991 as a partnership between DuPont and Merck, will become an integral part of DuPont, operating as DuPont Pharmaceuticals after the acquisi-tion. it will be a key component of DuPont's strategy to make life sciences its centerpiece for growth.
        "This action will enable us to more fully integrate our materials and life sciences research platforms," said Charles O. Holliday, Jr., DuPont president and CEO. "By capitalizing on considerable synergies at the research level in genomics, biology, chemistry and biotechnology, we will be able to accelerate the discovery of new drugs, crop protection chemicals and enhanced grains. This reinforces our intent to offer the full range of life sciences products and technologies."


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        The transaction is expected to be completed in July.
        "DuPont Merck today is a focused player with a strong position in a select group of therapeutics," said Kurt M. Landgraf, DuPont executive vice president - life sciences. "We believe there is significant growth potential, either continuing as a focused player or broadening the product line to tap growth opportunities in cardiovascular, central nervous system and virology therapeutics. We have a robust research process, with 1,200 scientists working daily to keep the pipeline full."
        DuPont Merck's product pipeline includes compounds at all stages of development. These range from "Sustiva", a member of a new class of HIV and AIDS drugs, currently in final clinical trials prior to filing the new drug application with the U.S. Food and Drug Administration, to promising new drugs for the treatment of thrombosis, Alzhimer's and depression.
        "All indicators say that DuPont Pharmaceuticals will be a significant financial contributor to DuPont," Landgraf said. "We're thrilled to welcome back to DuPont the outstanding people of DuPont Merck."
        Some of DuPont Merck's best-known commercial drugs are "Coumadin", the leading oral anticoagulant; "Sinemet"/CR, the leading treatment for Parkinson's disease; "ReVia", a treatment for alcohol dependency; and "Cardiolite", the leading heart-imaging agent.




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        DuPont and Merck will continue their marketing partner-
ship for "Cozaar" and "Hyzaar", the first drugs in a new class for the treatment of hypertension. In addition, DuPont and Merck will continue their research collaboration aimed at discovering and developing a new class of blood clot-preventing compounds called glycoprotein IIb/IIIa platelet blockers. Also, DuPont and Merck will continue to share marketing rights to "Sustiva" (to be marketed by Merck as "Stocrin" outside the U.S., Canada and certain European countries), that has proven to be useful in combination therapies such as with Merck's protease inhibitor, "Crixivan".
        DuPont Merck had $1.3 billion in sales in 1997. Head-quartered in Wilmington, it has operations in North America and Europe. The approximately 4,200 DuPont Merck employees will transfer to DuPont.
        "This acquisition is our third major action in the last 12 months to strengthen our life sciences portfolio, which is DuPont's long-term growth engine," Landgraf said. "The acquisi-tion of Protein Technologies International and the formation of the Optimum Quality Grains joint venture with Pioneer Hi-Bred International have made DuPont a leader in agricultural bio-technology. And now we have added the biotechnology potential of a wholly owned pharmaceutical company."
        DuPont noted that it will take a second quarter charge to earnings to write off in-process R&D associated with this acquisition.


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        Founded in 1802, DuPont is a global research and
technology-based materials, life sciences and energy company. Committed to better things for better living, DuPont serves worldwide markets including food and nutrition; healthcare; agriculture; fashion and apparel; home and construction; electronics; transportation; and energy. The company operates in about 70 countries and has 98,000 employees. Revenues in 1997 were more than $45 billion.

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5/19/98











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                                  SIGNATURE



          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                 E. I. DU PONT DE NEMOURS AND COMPANY
                                             (Registrant)




                                           /s/ D. B. Smith
                                 ------------------------------------
                                             D. B. Smith
                                         Assistant Controller




May 20, 1998

























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